ROSS MILLER
Secretary of State
202 N. Carson Street
Carson City, Nevada  89701-4069
(775) 684-5708
Website:  secretaryofstate.biz

ARTICLES OF INCORPORATION	Filed in the office of	Document Number 2020080552231-68
(PURSUANT TO NRS 78)	/s/ Ross Miller Ross Miller	Filing Date and Time 08-19-2008 12:00 PM
	Secretary of State State of Nevada	Entity Number E0526062008-3

USE BLACK IN ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICR USE ONLY

1.	Name of Corporation:	BCO Hydrocarbon Ltd.
2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served	PARACORP INCORPORATED Name 318 NORTH CARSON STREET, SUITE 208 (MANDATORY) Physical Street Address (OPTIONAL) Mailing Address	CARSON CITY City City	Nevada State State	89701 Zip Code Zip Code
3.	Shares: (number of shares Corporation is authorized to issue)	Number of Shares With par value: 200,000,000	Par value per share: $0.0001	Number of shares without par value: Nil
4.	Names and Addresses of the Board of Directors/Trustees (each Director / Trustee must be a natural person at least 18 years of age: attach additional page if more than 3 directors/trustees	1. Malcolm Albery Name 920 Crescent Boulevard SW Street Address	Calgary City	AB State	T2S 1L5 Zip Code
5.	Purpose: (optional – see instructions)	The purpose of this Corporation shall be:
6.	Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Nancy Gaches Name 318 N. Carson St., #208 Address	X /s/ Nancy Gaches Signature Carson City City	NV State	89701 Zip Code
7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named Corporation. X /s/ Nancy Gaches for Paracorp Incorporated Authorized signature of R.A. or On Behalf of R.A. Company			8/19/08 Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State Form 78 Articles
Revised on: 7-1-08